Exhibit 99.2

NOTICE OF FULL REDEMPTION

LYONDELL CHEMICAL COMPANY

11% Senior Secured Notes due 2018

*CUSIP No.: 552078BB2

*ISIN No.: US552078BB29

May 15, 2012

This notice of redemption (“Notice”) is being delivered in connection with the Indenture dated as of April 30, 2010, as supplemented to date (the “Indenture”), among LYONDELL CHEMICAL COMPANY, as Issuer (the “Issuer”) LYONDELLBASELL INDUSTRIES N.V., as Company and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee. I hereby certify that I am an officer of the Issuer as indicated below, and that I am authorized to execute and deliver this Notice. Unless otherwise defined herein, the terms used in this Notice have the same meanings as such terms are used in the Indenture.

Pursuant to Section 3.05 of the Indenture, the Issuer hereby gives notice of its intent to redeem all ($57,858,737 aggregate principal amount) of its outstanding 11% Senior Secured Notes due 2018 (the “Notes”) in accordance with Article III of the Indenture (the “Redemption”).

1.	The redemption date is June 15, 2012 (the “Redemption Date”).

2.	The redemption price for the Notes is 100% per $1,000 principal amount thereof, plus the Applicable Premium as of, and accrued interest up to, but not including, the Redemption Date in the amount of $40.94.

3.	The Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest (the “Redemption Payment”). Notes held in book-entry form will be redeemed in accordance with the applicable procedures of the Depository Trust Company.

4.	The name and address of the Paying Agent is Wells Fargo Bank, National Association at 45 Broadway, 14th Floor, New York, NY, 10006. Payment of the Redemption Payment for the Notes will be made on the Redemption Date upon presentation and surrender of the Notes at the office of the Paying Agent as follows:

Registered or Certified Mail:

Wells Fargo Bank, N.A.

Corporate Trust Operations

MAC N9303-121

P.O. Box 1517

Minneapolis, MN 55480

Notice of Redemption

LCC 11% Senior Secured Notes due 2018

Regular Mail or Courier:

Wells Fargo Bank , N.A.

Corporate Trust Operations

MAC N9303-121

6th St & Marquette Avenue

Minneapolis, MN 55479

In Person by Hand Only:

Wells Fargo Bank, N.A.

Corporate Trust Operations

Northstar East Building - 12th Floor

608 Second Avenue South

Minneapolis, MN 55402

5.	Unless the Issuer defaults in making the Redemption Payment or the Paying Agent is prohibited from making the Redemption Payment pursuant to the terms of the Indenture, interest on the Notes called for redemption shall cease to accrue on and after the Redemption Date.

*	No representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers listed in this Notice or printed on the Notes.

IMPORTANT TAX INFORMATION CONCERNING THE 11% SENIOR SECURED NOTES DUE

2018

PLEASE READ THIS NOTICE CAREFULLY

EXISTING FEDERAL INCOME TAX LAW MAY REQUIRE THE WITHHOLDING OF 30% (29% IN 2004 AND 2005 AND 28% THEREAFTER) OF ANY PAYMENTS TO HOLDERS PRESENTING THEIR NOTES FOR PAYMENT WHO HAVE FAILED TO FURNISH A TAXPAYER IDENTIFICATION NUMBER, CERTIFIED TO BE CORRECT UNDER PENALTY OF PERJURY. HOLDERS MAY ALSO BE SUBJECT TO A PENALTY OF $50.00 FOR FAILURE TO PROVIDE SUCH NUMBER. CERTIFICATION MAY BE MADE TO THE PAYING AGENT ON A SUBSTITUTE FORM W-9.

Notice of Redemption

LCC 11% Senior Secured Notes due 2018

IN WITNESS WHEREOF, the undersigned has caused this Notice to be executed as of the date first herein written.

LYONDELL CHEMICAL COMPANY

By:
Francesco Svelto
Vice President and Treasurer

Notice of Redemption

LCC 11% Senior Secured Notes due 2018